UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: November 13, 2024
(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
P.O. Box 619100
Dallas, TX
75261-9100
(Address of principal executive offices)
(Zip code)

Registrant’s telephone number, including area code: (972) 281-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KMB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)On November 13, 2024, the Board of Directors (the “Board”) of Kimberly-Clark Corporation (the “Corporation”) elected Joseph Romanelli, 51, as an independent member of the Board, and also appointed him to the Board’s Audit Committee, effective immediately. In connection with the appointment of Mr. Romanelli, the size of the Board will be increased from twelve to thirteen directors. Mr. Romanelli serves as President of Human Health International for Merck & Co., Inc., a leading biopharmaceutical company. Mr. Romanelli will participate in the outside director compensation programs described under “Director Compensation” in the Corporation’s proxy statement filed with the Securities and Exchange Commission on March 11, 2024.
A copy of the news release announcing the election of Mr. Romanelli to the Board is attached as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(d)Exhibits.
99.1    News release issued by Kimberly-Clark Corporation on November 13, 2024.
104    The cover page of the Kimberly-Clark Corporation's Current Report on Form 8-K, formatted in iXBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

By:	/s/ Grant B. McGee
Grant B. McGee Senior Vice President, General Counsel and Corporate Secretary

November 13, 2024

Exhibit 99.1

Kimberly-Clark Elects Joseph Romanelli to its Board of Directors
DALLAS, November 13, 2024 -- Kimberly-Clark Corporation (NYSE: KMB) today announced that Joseph Romanelli, president of Human Health International for Merck & Co., Inc., Rahway, NJ, USA, ("MSD") has been elected to its board of directors, effective immediately. In connection with the election, Kimberly-Clark’s board size will increase from 12 to 13 directors.
“Joe Romanelli is an outstanding addition to the Kimberly-Clark board of directors,” said Mike Hsu, chairman and chief executive officer of Kimberly-Clark. “As we advance our Powering Care strategy, we will benefit from Joe’s global leadership experience and his expertise in using leading-edge science to save and improve lives around the world.”
Mr. Romanelli has served as president of Human Health International for MSD, a global healthcare company that develops and manufactures medicines, vaccines, biologic therapies, and animal health products, since 2022. In this role, he oversees MSD's 75-plus markets outside of the U.S. and leads a team of 14,000 colleagues. Prior to joining MSD, Mr. Romanelli served as the chief executive officer of JiXing Pharmaceuticals, a China-based biopharmaceutical company. Previously, he served in a variety of strategic and operational roles with increasing responsibility at MSD and Schering-Plough for 25 years.
About Kimberly-Clark
Kimberly-Clark (NYSE: KMB) and its trusted brands are an indispensable part of life for people in more than 175 countries. Fueled by ingenuity, creativity, and an understanding of people's most essential needs, we create products that help individuals experience more of what's important to them. Our portfolio of brands, including Huggies, Kleenex, Scott, Kotex, Cottonelle, Poise, Depend, Andrex, Pull-Ups, GoodNites, Intimus, Plenitud, Sweety, Softex, Viva and WypAll, hold No. 1 or No. 2 share positions in approximately 70 countries. We use sustainable practices that support a healthy planet, build strong communities, and ensure our business thrives for decades to come. We are proud to be recognized as one of the World's Most Ethical Companies(R) by Ethisphere for the fifth year in a row and one of Fortune's Most Innovative Companies in America in 2024. To keep up with the latest news and to learn more about the company's 150-year history of innovation, visit kimberly-clark.com.

Media Relations contact: David Kellis, media.relations@kcc.com
Investor Relations contact: Christopher Jakubik, CFA, KC.InvestorRelations@kcc.com

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